Exhibit 23.1

                   CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


               As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 18, 1996 included or incorporated by reference in Computer Products, Inc.'s Form 10-K for the year ended December 29, 1995.



               ARTHUR ANDERSEN LLP


               Fort Lauderdale, Florida,
                May 13, 1996.